SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) November 2, 2005
ProLogis

(Exact Name of Registrant as Specified in its Charter)
Maryland

(State or Other Jurisdiction of Incorporation)

1-12846	74-2604728
(Commission File Number)	(I.R.S. Employer Identification No.)

14100 East 35th Place, Aurora, Colorado	80011
(Address of Principal Executive Offices)	(Zip Code)
(303) 375-9292

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
Item 3.03. Material Modification to Rights of Security Holders
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit Index
Second Supplemental Indenture
Third Supplemental Indenture
Registration Rights Agreement
Amended and Restated Security Agency Agreement

Item 1.01. Entry Into a Material Definitive Agreement.
     On November 2, 2005, ProLogis completed its offering of $900 million aggregate principal amount of senior notes as described in Item 2.03 below. In connection with the completion of the offering, ProLogis entered into a Registration Rights Agreement dated as of November 2, 2005 (the “Registration Rights Agreement”) with the initial purchasers of the notes. The registration rights agreement requires ProLogis to file, within 180 days after the closing date of the sale of the notes, a registration statement with respect to an offer to exchange the notes for other freely tradable notes that are registered under the Securities Act of 1933 and to cause such exchange offer registration statement to become effective within 270 days after the closing date. ProLogis is required to complete the exchange offer within 310 days after the closing date. A copy of the Registration Rights Agreement has been filed as Exhibit 10.1 to this Form 8-K and is hereby incorporated herein by reference.
     Pursuant to various pledge agreements, ProLogis and certain of its subsidiaries have pledged specified intercompany loans to Bank of America, N.A., as collateral agent, for the benefit of the ‘‘Credit Parties’’ under and as defined in the Amended and Restated Security Agency Agreement dated as of October 6, 2005 (the ‘‘Security Agency Agreement’’) among ProLogis, the collateral agent, Bank of America, N.A., as global administrative agent under ProLogis’ global senior credit facility, and various other creditors of ProLogis. The Credit Parties under the Security Agency Agreement include the holders of specified credit obligations of ProLogis, including, all obligations arising under ProLogis’ global credit facility, certain hedging obligations of ProLogis, other ‘‘Designated Senior Debt’’ specified therein, as well as any other senior debt of ProLogis designated from time to time by ProLogis as ‘‘Designated Senior Debt’’ in accordance with the Security Agency Agreement. The notes described in Item 2.03 below are included within the definition of ‘‘Designated Senior Debt’’ and holders of such notes are entitled to a pro rata share in the proceeds of the collateral granted under the pledge agreements. A copy of the Security Agency Agreement has been filed as Exhibit 10.2 to this Form 8-K and is hereby incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
     On November 2, 2005, ProLogis completed a private offering of $500,000,000 of its 5.250% Notes due 2010 (the “2010 Notes”) and $400,000,000 of its 5.625% Notes due 2015 (the “2015 Notes” and together with the 2010 Notes, the “Notes”). The offering was conducted pursuant to Rule 144A and Regulation S of the Securities Act of 1933. The Notes are ProLogis’ senior obligations which, together with certain other of ProLogis’ indebtedness, is secured by a pledge of intercompany receivables, as describe above under Item 1.01. Except to the extent that the Notes become entitled to the benefits of the sharing arrangements under the Security Agency Agreement described above under Item 1.01, the Notes are effectively subordinated to the debts and liabilities of ProLogis’ subsidiaries.

Item 3.03. Material Modification to Rights of Security Holders.
     In connection with the sale of the Notes, ProLogis executed a Second Supplemental Indenture and a Third Supplemental Indenture. Copies of the Second Supplemental Indenture and the Third Supplemental Indenture have been filed as Exhibit 4.1 and Exhibit 4.2 to this form 8-K, respectively, and are hereby incorporated by reference.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits. The following document has been filed as an exhibit to this report and is incorporated by reference herein as described above.

Exhibit No.	Description
4.1	Second Supplemental Indenture
4.2	Third Supplemental Indenture
10.1	Registration Rights Agreement, dated as of November 2, 2005, by and among ProLogis and Banc of America Securities LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as representatives of the initial purchasers.
10.2	Amended and Restated Security Agency Agreement, dated as of October 6, 2005, among Bank of America, N.A., as Global Administrative Agent under the Global Senior Credit Agreement referred to therein, certain other creditors of ProLogis and Bank of America, N.A., as Collateral Agent.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOGIS

Dated: November 4, 2005	By:	/s/ Edward S. Nekritz

Name: Edward S. Nekritz
Title: Managing Director, General Counsel and
Secretary

Exhibit Index

Exhibit No.	Description
4.1	Second Supplemental Indenture
4.2	Third Supplemental Indenture
10.1	Registration Rights Agreement, dated as of November 2, 2005, by and among ProLogis and Banc of America Securities LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as representatives of the initial purchasers.
10.2	Amended and Restated Security Agency Agreement, dated as of October 6, 2005, among Bank of America, N.A., as Global Administrative Agent under the Global Senior Credit Agreement referred to therein, certain other creditors of ProLogis and Bank of America, N.A., as Collateral Agent.